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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Selected Financial Data" and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-93109) pertaining to the 1991 Stock Option Plan of ARI Network Services, Inc., the 1992 Employee Stock Purchase Plan of ARI Network Services, Inc., and the 1993 Director Stock Option Plan of ARI Network Services, Inc., the Registration Statement (Form S-3 No. 333-36922) pertaining to shares of common stock issuable upon conversion of debentures and exercise of certain investment options and warrants and the Registration Statement (Form S-8 No. 333-52176) pertaining to the ARI Network Services, Inc. 2000 Stock Option Plan and the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan of our report dated September 19, 2002, except for Note 11, as to which the date is November 12, 2002, with respect to the financial statements and schedule of ARI Network Services, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2002.




Milwaukee, Wisconsin                                          ERNST & YOUNG LLP
November 12, 2002